SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|     Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|     Definitive Proxy Statement
|_|     Definitive  Additional  Materials
|_|     Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
        240.14a-12


                         FIRST SOUTH AFRICA CORP., LTD.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


|X|     No fee required

|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:

        2)      Aggregate number of securities to which transaction applies:

        3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)      Proposed maximum aggregate value of transaction:

        5)      Total fee paid:

|_|     Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

        2)      Form, Schedule or Registration Statement No.:

        3)      Filing Party:

        4)      Date Filed:

                         FIRST SOUTH AFRICA CORP., LTD.
                         CLARENDON HOUSE, CHURCH STREET
                             HAMILTON HM II, BERMUDA


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 17, 1997

                NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of First South Africa Corp., Ltd. (the "Company") will be held at The University Club, 1 West 54th Street, New York, New York on Wednesday, December 17, 1997, at 3:00 p.m., Eastern Standard Time, to consider and act upon the following matters:

        1. The election of five directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

        2. A proposal to amend the Company's 1995 Stock Option Plan to provide (i) that the number of shares of Common Stock reserved for issuance, and issuable pursuant to the Company's 1995 Stock Option Plan, be increased by 500,000 shares and (ii) that the number of shares of Common Stock, issuable upon the automatic grant of an option to each non-employee director pursuant to the 1995 Stock Option Plan, be increased to 10,000 shares.

        3. A proposal to ratify the action of the Board of Directors in appointing Price Waterhouse as the Company's independent public accountants for the year ending June 30, 1998;

        4. The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

               Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.

               The close of business on November 20, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at 1211 Avenue of the Americas, Suite 1700, New York, New York 10036.

                                            By Order of the Board of Directors,

                                            Tucker Hall,
                                            Secretary
Hamilton, Bermuda
November 21, 1997

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH STOCKHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                         FIRST SOUTH AFRICA CORP., LTD.
                         CLARENDON HOUSE, CHURCH STREET
                             HAMILTON HM II, BERMUDA


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 17, 1997


           This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share ("Common Stock"), and to the holders of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of First South Africa Corp., Ltd. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company ("Proxy" or "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, December 17, 1997, at 3:00 p.m., Eastern Standard Time, at The University Club, 1 West 54th Street, New York, New York, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement is November 21, 1997.

           The close of business on November 20, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were 3,963,618 shares of Common Stock outstanding and 1,822,500 shares of Class B Common Stock, which are the only classes of voting securities of the Company, issued and outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting. Each share of Class B Common Stock outstanding on the Record Date will be entitled to five votes on all matters to come before the Meeting. Cumulative voting is not permitted. A majority of the total issued voting shares in the Company, represented in person or by proxy, is required to constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum.

           The affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting will be required to elect each director (Proposal 1), to increase the number of shares of Common Stock reserved for issuance and issuable under the Stock Option Plan and to increase the number of shares of Common Stock issuable upon the automatic grant to each non-employee director pursuant to the Stock Option Plan (Proposal 2) and to ratify the appointment of Price Waterhouse as the Company's independent public accountants for the Company's fiscal year ending June 30, 1998 (Proposal 3). Abstentions and votes not otherwise cast at the Meeting will not be counted for the purpose of determining the outcome of the vote on Proposals 1, 2 and 3. The Board of Directors has unanimously recommended a vote in favor of each nominee named in the Proxy and FOR Proposals 2 and 3.

           Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors and in favor of each other. A Proxy may be revoked at any time before its exercise by delivering written notice of revocation to the Secretary of the Company, by executing a proxy bearing a later date or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not in and of itself constitute revocation of a Proxy.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth, as of the Record Date, certain information as to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                        Amount and Nature of Beneficial Ownership (1)
                        ---------------------------------------------

                                                    Class B                        Percentage
Name And Address Of                                 Common         Percentage of   of Voting
Beneficial Shareholder           Common Stock    Stock (2)(3)      Ownership (3)   Power (3)
----------------------           ------------    ------------      -------------   ---------
Michael Levy .................   1,286,588(4)    1,300,116(5)(6)        44.6%         59.6%
9511 West River Street
Shiller Park, IL 60176

Clive Kabatznik ..............     335,000(7)      190,000               8.6%          9.6%
2665 S. Bayshore
Suite 702
Coconut Grove, FL 37137

FSA Stock Trust ..............           0         383,523(5)(8)         6.6%         14.7%
9511 West River Street
Shiller Park, IL 60176

Charles S. Goodwin ...........      10,000(4)            0                 *            *
801 Old Post Road
Cotuit, MA 02635

John Mackey ..................      10,000(4)            0                 *            *
1198 Pacific Coast Highway
Seal Beach, CA 90470

Cornelius J. Roodt ...........     130,000(9)            0               2.2%           *
Grader Road
Spartan EXT 3
Kempton Park 1620
South Africa

BT Global Credit Limited .....   1,975,754(10)           0              26.7%         13.4%
c/o Bankers Trust
Luxembourg S.A
P.O. Box 807
14 Boulevard F.D. Roosevelt
L-2540 Luxembourg
Luxembourg

All executive officers and
directors as a group (5
persons) .....................   1,771,588(11)   1,490,116              52.0%         68.0%


---------------
*       Less than 1%

(1) Beneficial ownership is calculated in accordance with Rule 13d-3 under the 1934 Act.

(2) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Class B Common Stock indicated below.

(3) For the purposes of this calculation, the Common Stock and the Class B Common Stock are treated as a single class of Common Stock. The Class B Common Stock is entitled to five votes per share, whereas the Common Stock is entitled to one vote per share.

(4) Includes 10,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable, and 1,276,588 shares of Common Stock issued to the American Stock Transfer & Trust Company (the "FSAH Escrow Agent") for which Mr. Levy has been granted a voting proxy.

(5) For purposes of Rule 13d-3 under the Exchange Act, such individual or entity is deemed to be the beneficial owner of the shares held pursuant to the terms of an escrow agreement entered into by and among certain holders of FSAH Class B Stock, the FSAH Escrow Agent, FSAH and the Company prior to the closing of the Initial Public Offering ("IPO") consummated in January, 1996 (the "FSAH Escrow Agreement"), although such individual or entity disclaims ownership of such shares under South African law.

(6) Includes (i) 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, for which the FSA Stock Trust may be deemed the beneficial owner and for which Mr. Levy has been granted a voting proxy and (ii) 36,452 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, which shares correspond to a like number of shares of FSAH Class B Stock purchased by Mr. Levy upon the closing of the Europair acquisition. Also includes 310,004 additional shares of Class B Common Stock issued to the FSAH Escrow Agent, for which Mr. Levy has been granted a voting proxy. Mr. Levy disclaims beneficial ownership of all shares held by the FSAH Escrow Agent for which he has been given a voting proxy. Mr. Levy's wife is the trustee, and his wife and their children are the beneficiaries, of the FSA Stock Trust. Mr. Levy disclaims ownership of all shares held by the FSA Stock Trust, as well as the additional shares held by the FSAH Escrow Agent for which he has been given a voting proxy.

(7) Includes 335,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.

(8) Includes 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement.

(9) Includes 130,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.

(10) Includes (i) 1,368,421 shares of Common Stock issuable upon conversion of certain Increasing Rate Senior Subordinated Convertible Debentures', (ii) 175,000 shares of Common Stock issuable upon conversion of certain 9% Senior Subordinated Convertible Debentures, and (iii) 163,000 shares of Common Stock owned by a fund that is managed by an affiliate of BT Global Credit Limited.

(11) Represents shares issuable upon exercise of options that are immediately exercisable. Does not include 250,000 shares issuable upon exercise of options not exercisable within 60 days.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
                      ------------------------------------

           At the Meeting, stockholders will elect five directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, all proxies will be voted in favor of the election of Messrs. Levy, Kabatznik, Goodwin, Roodt and Njeke (collectively, the "nominees") to serve as directors upon their nomination at the Meeting. All nominees, with the exception of Mr. Njeke, currently serve on the Board of Directors and their terms expire at the Meeting.

           Each nominee has advised the Company of his willingness to serve as a director and the Company has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees, if any are named by the Board of Directors, and for the remaining nominees.

           Pursuant to the Underwriting Agreement, dated January 24, 1996 by and among the Company, FSA Stock Trust and D.H. Blair Investment Banking Corp. (the "D.H. Blair") and executed with respect to certain provisions thereof by Messrs. Clive Kabatznik and Michael Levy, the Company is required to nominate a designee of D.H. Blair, the underwriter of the Company's IPO, to the Board of Directors for a period of five years from the date of the completion of the Offering. D.H. Blair has not yet selected such a designee.

INFORMATION ABOUT NOMINEES

           The following table sets forth information regarding the nominees:


        NAME        AGE  DIRECTOR SINCE       POSITIONS WITH THE COMPANY
------------------  ---  --------------  ------------------------------------
Michael Levy         51       1995       Chairman of the Board of Directors
Clive Kabatznik      41       1995       Vice Chairman of the Board of
                                         Directors, Chief Executive Officer,
                                         President, Chief Financial Officer,
                                         Controller and Director
Charles S. Goodwin   58       1995       Director
Cornelius J. Roodt   38       1996       Director

Mfundiso J. Njeke    38       ---        Director

-----------------

           All directors hold office until their respective successors are elected, or until death, resignation or removal. Officers hold office until the meeting of the Board of Directors following each Annual Meeting of Stockholders and until their successors have been chosen and qualified.

           MICHAEL LEVY is a co-founder of the Company and has served as Chairman of the Board of Directors since the Company's inception. Since 1987, Mr. Levy has been the Chief Executive Officer and Chairman of the Board of Arpac L.P., a Chicago-based manufacturer of plastic packaging machinery.

           CLIVE KABATZNIK is a co-founder of the Company and has served as a director and its President since its inception and as its Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Since June 1992, Mr. Kabatznik has served as President of Colonial Capital, Inc. a Miami-based investment banking Company that specializes in advising middle market companies in areas concerning mergers, acquisitions, private and public agency funding and debt placements. From 1989 to 1992, Mr. Kabatznik was the President of Biltmore Capital Group, a financial holding Company that he co-founded that controlled a registered NASD broker-dealer. From 1981 to 1986, Mr. Kabatznik was the Chief Financial Officer of the Learning Annex, Inc., which he co-founded. Mr. Kabatznik was born in South Africa.

           CHARLES S. GOODWIN has been a director for the Company since its inception and has been Managing Director and Chief Executive Officer of Tessellar Investment, Ltd., a money management firm operating from Cape Cod, Massachusetts since 1985. Mr. Goodwin was Senior Vice President and Director of International Research of Arnhold & S. Bleichnoder, Inc., an institutional brokerage firm from 1983 to 1984. During the period 1971 to 1983, Mr. Goodwin was a Director and Vice President of Warburg Pincus Capital Corp., EMW Ventures; a Director, Senior Vice President and Director of Research for Warburg Pincus Counsellors, and a Partner and Managing Director of E.M. Warburg Pincus & Co., an investment counseling and venture capital firm. Mr. Goodwin is the author of "The Third World Century" and "A Resurrection of the Republican Ideal" published by University Press of America, Lanham, Md. in 1994 and 1995 respectively. Mr. Goodwin received his Bachelor of Arts in Russian History from Harvard College in 1961 and his Master of Business Administration - International Finance from the Columbia University Graduate School of Business in 1965.

           CORNELIUS J. ROODT was appointed Managing Director and Chief Financial Officer of First South African Holdings (Pty) Ltd. ("FSAH"), on July 1, 1996. Mr. Roodt is responsible for overseeing all the activities of FSAH's operations in South Africa. From 1994 to 1996 Mr. Roodt was a senior partner at Price Waterhouse Corporate Finance, South Africa. From 1991 to 1994 he was an audit partner at Price Waterhouse, South Africa. Prior to that he was a partner at the accounting firm of Wiehahn Meyernel in South Africa.

           MFUNDISO J. NJEKE was appointed director of First South Africa Food Holdings, Ltd. in March 1997. Since June 1997, Mr. Njeke has served as Managing Director of the Kagiso Trust Investment Company (Proprietary) Limited. Prior to such time and since March 1988, he was a partner at Price Waterhouse. Mr. Njeke is also a director of Kagiso Publishers (Proprietary) Limited, Kagiso Khulani Supervision Food Services (Proprietary) Limited, Kagiso Motors (Proprietary) Limited and the Credit Guarantee Insurance Corporation of Africa Limited.


EXECUTIVE OFFICERS AND KEY EMPLOYEES

           CLIVE KABATZNIK is a co-founder of the Company and has served as a director and its President since its inception and as its Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Please refer to "Information About Nominees" for more information regarding Mr. Kabatznik.

               TUCKER HALL, age 41, has been the Secretary of the Company since its inception and is an employee of Codan Services Limited, an affiliated company of Conyers, Dill & Pearman, Bermuda counsel to the Company, and has been employed by such Company as a manager since 1989.

           CORNELIUS  J.  ROODT is the  Managing  Director  and Chief  Financial
Officer of FSAH. Please refer to "Information About Nominees" for more information regarding Mr. Roodt.

           SAMUEL S. SMITH, age 42, is a joint Managing Director of Starpak. Mr. Smith has been employed by Starpak and its predecessor since 1976. Mr. Smith is responsible for the technical operations of Starpak which include conceptual design of machinery, management of the factory and production processes, commissioning and installation of machinery at customers' premises.

           RHONA L. KABATZNIK, age 62, is a General Manager and Director of L.S. Pressings. Ms. Kabatznik's responsibilities include production and sales administration. Ms. Kabatznik is the mother of Clive Kabatznik, the Vice Chairman President and Chief Executive Officer of the Company, and a first cousin of Michael Levy, the Chairman of the Company's Board of Directors.

           RAYMOND SHAFTOE, age 45, has been a joint Managing Director of Starpak since 1986 and has been employed by Starpak since 1980. Mr. Shaftoe has also served on the Board of Directors of Starpak since 1986. His current responsibilities include supervision of the sales and marketing of Starpak's products, administration and product development.

           BRUCE THOMAS, age 45, is the Chief Executive Officer of Europair. He has held this position since 1991 and was the principal shareholder of Europair until its sale to the Company. Prior to that he was the Chief Financial Officer for Europair and held that position from 1976. His responsibilities include the management of Europair, product development, sales and financial oversight.

           JOHN WELCH, age 49, is the founder and Managing Director of Piemans Pantry , a company he established in 1982. His responsibilities include overall supervision of all aspects of the business.

           WOLFGANG BURRE, age 56, is the founder of Astoria Bakery CC ("Astoria Bakery"). In October 1996, FSAH acquired Astoria Bakery and Astoria Bakery Lesotho Proprietary Ltd., ("Astoria Bakery Lesotho") manufacturers and distributors of speciality baked breads and confectionary products (collectively referred to as "Astoria"). Mr. Burre is a fifth generation master baker and is responsible for overall corporate strategy, product development and quality control. Mr. Burre traditionally has devoted 50% of his time to Astoria Bakery and will continue to do so.

           MARK JERICEVICH, age 51, is the founder of Seemanns Meat Products ("Seemanns"). In January 1997, FSAH acquired Seemanns, a manufacturer and distributor of a wide range of processed meat products. Mr. Jericevich has been a Managing Director of Seemanns since its inception in 1983.

           MATTHEW JERICEVICH, age 28, has been a Managing Director of Seemanns since November 1996. For the past five years Mr. Jericevich has held a number of marketing and production positions at Seemanns. Mark Jericevich and Matthew Jericevich are jointly responsible for overall corporate strategy, as well as all financial and operational issues at Seemanns.

           IAN STORE, age 45, is a founder and a Managing Director of Gull Foods ("Gull"). In April 1997, FSAH acquired Gull, a manufacturer of value-added prepared foods. Mr. Store is responsible for all production and operational management at Gull, and together with Alan James, is jointly responsible for overall corporate strategy.

           ALAN JAMES, age 46, is a founder and Managing Director of Gull. Mr. James is responsible for Gull's marketing and sales efforts.

           EDDIE HIND, age 48, is a founder and Managing Director of Fifers Bakery (Proprietary) Limited ("Fifers"). In July 1997, the Company acquired Fifers, a manufacturer of confectionary baked products. Mr. Hind is responsible for Fifers production, marketing and sales activities.

           Each of the above key employees, other than Bruce Thomas, John Welch and Wolfgang Burre has entered into a three year service contract with their respective companies, commencing March 1, 1995. Bruce Thomas and Europair have executed a Management Agreement which shall be in effect for a three year period commencing January 24, 1996. John Welch has entered into a two year employment agreement with Piemans Pantry commencing March 1, 1996. Wolfgang Burre has entered into a three year employment agreement with Astoria commencing July 1, 1996. Mark Jericevich and Matthew Jericevich have entered into three year service contracts with Seemanns, commencing November 1, 1996. Ian Store and Alan James have entered into three year service contracts with Gull, commencing January 1, 1997. Eddie Hind has entered into a three-year employment agreement with Fifers commencing July 1997.


BOARD MEETINGS AND COMMITTEES

           The Board of Directors is responsible for the management of the Company. During the year ended June 30, 1997, the Board of Directors held six meetings. Each incumbent director attended at least 75% of all meetings of the Board and committees on which the person served which were held during the year.

           The Board of Directors has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Company has no executive committee. The Audit Committee is composed of Clive Kabatznik, Charles Goodwin and John Mackey. The Audit Committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Audit Committee met once during fiscal year 1997.

           The Compensation Committee is composed of Charles Goodwin and John Mackey. These persons are intended to be Non-Employee Directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the Securities Exchange Act). The Compensation Committee has power and authority with respect to all matters pertaining to compensation payable by the Company and the administration of employee benefits, deferred compensation and the stock option plans of the Company. The Compensation Committee met twice during fiscal year 1997.

COMPENSATION OF DIRECTORS

           Except for Mr. Levy, directors of the Company do not receive fixed compensation for their services as directors other than options to purchase 5,000 shares of Common Stock under the Company's stock option plan. Such number of options is proposed to be increased to 10,000 shares (Proposal 2). Mr. Levy receives an annual service fee of $60,000 and options to purchase 5,000 shares of the Company's Common Stock for every year of service as a director of the Company. However, directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

                             EXECUTIVE COMPENSATION

           Summary Compensation Table

           The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to its Chief Executive Officer and to the Managing Director and Chief Financial Officer of the Company's
subsidiary, FSAH, during the period from July 1, 1996 through June 30, 1997. Apart from Mr. Kabatznik, whose annual salary is $180,000 and Mr. Roodt, whose annual salary is $150,000, no other executive officer of the Company or any subsidiary received compensation in excess of $100,000.


                               ANNUAL COMPENSATION               LONG TERM AWARDS
                     --------------------------------------   ----------------------
                                                              SECURITIES  RESTRICTED
NAME AND                                       OTHER ANNUAL   UNDERLYING    STOCK
PRINCIPAL POSITION   YEAR   SALARY     BONUS   COMPENSATION    OPTIONS      AWARDS
------------------   ----  --------  --------  ------------   ----------  ----------
Clive Kabatznik,     1997  $180,000  $195,142                 255,000(1)
President and Chief  1996  $135,000       ---                 205,000(2)
 Executive
 Officer
 of the Company

Cornelius J. Roodt,  1997  $150,000  $195,142                 255,000(3)
Managing Director
 and Chief Financial
 Officer of FSAH


(1) Includes (i) options granted under the Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $3.75 per share, and (ii) options granted by the Board of Directors to purchase 250,000 shares of Common Stock at an exercise price of $4.75 per share (of which 125,000 were immediately exercisable and 125,000 would become exercisable on June 24, 1999, if Mr. Kabatznik is still employed by the Company on such date).

(2)   See "-Stock Option Plan."

(3) Includes (i) options granted under the Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $3.75 per share, and (ii) options granted by the Board of Directors to purchase

      250,000 shares of Common Stock at an exercise price of $4.75 per share (of which 125,000 were immediately exercisable and 125,000 would become exercisable on June 24, 1999, if Mr. Roodt is still employed by the Company on such date).

           Options Granted in Fiscal 1997

           The following table sets forth the details of options granted during fiscal 1997. The Company has granted options to purchase 750,000 shares of Common Stock.


                                                                             POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED ANNUAL
                                   PERCENT OF TOTAL      PER                 RATE OF STOCK PRICE
                                  OPTIONS GRANTED TO    SHARE               APPRECIATION FOR OPTION
                        OPTIONS      EMPLOYEES IN     EXERCISE  EXPIRATION           TERM
                        GRANTED    FISCAL YEAR (1)      PRICE      DATE               5%          10%
                        -------    ---------------      -----      ----      -----------------------------
Michael Levy..........      5,000         .66%         $5.00       (2)         $     6,900     $  15,273
                            5,000         .66%          3.75       (2)               5,200        11,500
Clive Kabatznik.......    205,000       27.33%          5.00       (3)           1,547,571     1,363,332
                            5,000         .66%          3.75       (2)               5,200        11,500
                          250,000       33.33%          4.75       (4)             328,084       724,981
Laurence M. Nestadt...      5,000         .66%          5.00       (2)               6,900        15,273
Charles S. Goodwin....      5,000         .66%          5.00       (2)               6,900        15,273
                            5,000         .66%          3.75       (2)               5,200        11,500
John Mackey...........      5,000         .66%          5.00       (2)               6,900        15,273
                            5,000         .66%          3.75       (2)               5,200        11,500
Cornelius J. Roodt....      5,000         .66%          3.75       (2)               5,200        11,500
                          250,000       33.33%          4.75       (4)             328,084       724,981

--------------------
(1)   The numbers have been rounded for the purpose of this table.

(2) Options granted will expire five years from the date granted and are immediately exercisable.

(3) 55,000 options granted will expire five years from the date granted; 150,000 additional options will be exercisable following the seventh anniversary of the grant date and until the tenth anniversary of such date, subject to accelerated vesting upon the Company's realization of certain earnings per share targets; 100,000 additional options are currently exercisable until the tenth anniversary of the date of the grant.

(4) Non-plan options to purchase 250,000 shares of Common Stock at an exercise price of $4.75 granted by the Board of Directors to each of Mr. Kabatznik and Mr. Roodt in the fourth quarter of fiscal year 1997 (of which 125,000 were immediately exercisable and 125,000 will become exercisable on June 24, 1999, if the optionee is still employed by the Company on such date).

           Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

           No options were exercised by any named executive officers during fiscal 1997.

EMPLOYMENT AGREEMENTS

           First South Africa Management ("FSAM"), the Company's management subsidiary, has entered into an Employment Agreement with Clive Kabatznik, the Vice Chairman, President and Chief Executive Officer of the Company and of FSAM. Under the terms of such agreement, Mr. Kabatznik shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $180,000 and options to purchase 55,000 shares of Common Stock at an exercise price of $5.00 per share. In addition, Mr. Kabatznik has been granted additional options to purchase 150,000 shares of
Common Stock of the Company at the exercise price of $5.00 per share, exercisable after the seventh anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis and (iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The options referred to in (i) and (ii) above have vested as a result of the Company's realization of the applicable earnings per share requirements. The Company is obligated, during the term of Mr. Kabatznik's employment agreement, to pay Mr. Kabatznik an annual incentive bonus of five percent of the Minimum Pretax Income (as provided in Mr. Kabatznik's employment agreement) above $4,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Kabatznik is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares.

           FSAM has entered into a consulting agreement with Mr. Levy, pursuant to which Mr. Levy serves as a consultant to FSAM. The term of the agreement is for a period of three years until January 31, 1999. Mr. Levy's compensation for such consulting services is $60,000 per annum.

           FSAH has entered into an Employment Agreement with Cornelius J. Roodt, the Managing Director and Chairman of the Board of FSAH. Under the terms of such agreement, Mr. Roodt shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $150,000 and options to purchase 150,000 shares of FSAH Class B Stock at an exercise price of Rand 13.05 per share. Mr. Roodt's salary under his Employment Agreement shall be reviewed on an annual basis. In addition, the 150,000 shares of FSAH Class B Stock are exercisable after the fifth anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 30,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis, (iii) an additional 70,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The options referred to in (i) and (ii) above have vested as a result of the Company's realization of the applicable earnings per share requirements. The Company is obligated, during the term of Mr. Roodt's employment agreement, to pay Mr. Roodt an annual incentive bonus of four percent of the Minimum Pretax Income (as provided in Mr. Roodt's employment agreement) above $5,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Roodt is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares.

STOCK OPTION PLAN

           The  Board  of   Directors   of  the  Company  has  adopted  and  the
shareholders (prior to the Company's Initial Public Offering) approved the Company's 1995 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options (Incentive Stock Options) within the meaning of Section 422 of the Code to key employees and (ii) options not intended to so qualify (Nonqualified Stock Options) to key employees (including directors and officers who are employees of the Company), and to directors and consultants who are not employees. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan is 350,000 shares.

           The Stock Option Plan is to be administered by the Compensation Committee of the Board of Directors. The Committee shall determine the terms of options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

           The exercise price of Incentive Stock Options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant (110% of fair market value in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the voting rights of the outstanding capital stock of the Company (or any of its subsidiaries). The term of each option granted pursuant to the Stock Option Plan shall be established by the Committee, in its sole discretion; provided, however, that the maximum term for each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years (five years in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of the outstanding capital stock of the Company (or any of its subsidiaries). Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

           The Stock Option Plan also contains an automatic option grant program for the non-employee directors. Each non-employee director of the Company is automatically granted an option for 5,000 shares of Common Stock. Thereafter, each person who is a non-employee director of the Company following an annual meeting of the shareholders will be automatically granted an option for an additional 5,000 shares of Common Stock. Each grant will have an exercise price per share equal to the fair market value of the Common Stock on the grant date and will have a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated for cause.

           As of the Record date, the Company has granted options to purchase 250,000 shares of Common Stock under the Stock Option Plan, 10,000 of which have been exercised.

PERFORMANCE GRAPH

           The following graph compares the cumulative return to holders of the Company's Common Stock for the period commencing January 24, 1996 and ending June 30, 1997 with the Nasdaq Index and the Standard & Poor's Conglomerate Index as a peer group index for the same period. The comparison assumes $100 was invested on January 24, 1996 in the Company's Common Stock and in each of the comparison groups. The Company has paid no dividends to date.

               [GRAPHIC OMITTED AND REPLACED WITH TABULAR CHART]


===========================================================================================================
                    01/24/96     03/31/96     06/30/96     09/30/96     12/31/96     03/31/97     06/30/97
-----------------------------------------------------------------------------------------------------------
First South Africa   100.000       65.000       115.000      120.000       80.000      107.500      167.000
-----------------------------------------------------------------------------------------------------------
S&P                  100.000      111.680       109.719      112.261      111.493      110.363      134.470
-----------------------------------------------------------------------------------------------------------
Nasdaq               100.000      105.804       113.839      117.863      124.023      117.363      138.533
===========================================================================================================




                         COMPENSATION COMMITTEE'S REPORT
                        CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

           Since December 20, 1995, compensation determinations have been made by the Compensation Committee, except as otherwise reflected in the Company's records. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants. The Compensation Committee presently consists of Charles Goodwin and John Mackey.

           The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the Company's industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee exercises its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it.

           In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers participate in benefit plans, including medical, dental and retirement plans, that are available generally to the Company's employees.

           The duties of the Compensation Committee include the granting of stock options under the 1995 Stock Option Plan to executive employees of the Company. The Compensation Committee determines the number of shares granted to individuals, as well as, among other things, the exercise price and vesting periods of such options, taking into account each individual's level of responsibility, compensation level, contribution to the Company's performance, future goals and the performance expected of him or her.

EXECUTIVE OFFICER COMPENSATION

           FSAM has entered into an Employment Agreement with Clive Kabatznik, which agreement is currently in effect and expires in October 2000. See "Executive Compensation--Employment Agreements." FSAM also entered into a consulting agreement with Michael Levy, pursuant to which he shall serve as a consultant to FSAM. The term of the agreement is for a period of three years until January 31, 1999. See "Executive Compensation--Employment Agreements." FSAH has entered into an Employment Agreement with Cornelius J. Roodt which agreement is currently in effect and expires in June 2001. See "Executive
Compensation--Employment Agreements." The base salary, bonuses, benefits and conditions of these contracts were determined through a review of previous employment terms for these individuals as well as a review of the recent trends in the Company's revenues and profits. The Company believes that the base salary levels currently in effect are competitive to salary levels in similarly situated companies. In addition, the Compensation Committee at the time decided to link such employees compensation directly to the Company's earnings before interest and taxes.

           In the fourth quarter of fiscal year 1997, Clive Kabatznik and Cornelius J. Roodt were each granted non-plan options to purchase 250,000 shares of Common Stock. Of such options, 125,000 were immediately exercisable with 125,000 becoming exercisable on June 24, 1999 if the optionee is still employed by the Company on such date. See "Executive Compensation--Summary Compensation Table." Under the terms of the 1995 Stock Option Plan, Clive Kabatznik was granted options to purchase 210,000 shares of Common Stock. The Compensation Committee feels that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for stockholders since the value of an option bears a direct relationship to the Company's stock price.

           The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation  with corporate  goals and  shareholder  interests.  As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal 1996 adequately reflect the Company's compensation goals and policies.


                                                 Respectfully submitted,

                                                 Charles Goodwin
                                                 John Mackey

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           In connection with the Company's organization in September 1995, the Company sold 1,212,521 shares of Class B Common Stock to Clive Kabatznik, the President and Chief Executive Officer of the Company for a purchase price of $.01 per share, which amount was paid by Mr. Kabatznik in the form of advances made by him to pay for certain expenditures of the Company. In October 1995, Mr. Kabatznik transferred 1,002,521 of such shares, which included 670,137 shares to Mrs. Stephanie Levy as Trustee of the FSA Stock Trust, 97,210 shares to the Stopia Trust, 97,210 shares to the 2 RAS Trust, 93,307 to the Presspack Trust, 24,657 shares to the Two Year Trust and 20,000 shares to Henry Rothman. The transferees have paid Mr. Kabatznik $.0l per share for each of such shares.

FSAM MANAGEMENT AGREEMENT

           The Company and FSAM have entered into a Management Agreement pursuant to which FSAM will provide certain management and administrative services to the Company for an annual fee of $48,000 and reimbursement of FSAM's costs, other than out-of-pocket expenses, at an amount equal to cost plus 10% (including the costs of employees) incurred in providing such management and administrative services to the Company. The costs of such services that may be requested from time to time by the Company pursuant to the Management Agreement are at a rate that could reasonably be expected to be charged by an unaffiliated third party. The services to be provided by FSAM to the company under the FSAM Management Agreement include general business management and administrative services, shareholder relation services, financial services and accounting services. The Management Agreement will expire on December 31, 2005, unless sooner terminated on 90 days advance notice by either party. For the year ended June 30, 1997, the Company paid FSAM a total sum of $53,020.

FSAH ESCROW AGREEMENT

           The FSAH Escrow Agreement, executed in January 1996, provided for the concurrent issuance and delivery by the Company of 729,979 shares of Class B Common Stock to the FSAH Escrow Agent. The FSAH Escrow Agreement is intended to provide security for certain holders of FSAH Class B Stock, who are residents of South Africa and are prohibited by South African law from holding shares in a foreign company. The FSAH Escrow Agreement provides that the parties to such Agreement that are holders of FSAH Class B Stock will not sell such shares of stock except as provided in such Agreement. Specifically, the FSAH Escrow Agreement provides that the FSAH Class B Stock may be tendered to the FSAH Escrow Agent against payment therefor by the FSAH Escrow Agent, which payment may consist of the proceeds obtained from the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock of the Company, provided that the proceeds of such sale shall be delivered to the holder in exchange for his or her shares of FSAH Class B Stock. Upon the sale by the FSAH Escrow Agent of any shares of Class B Common Stock of the Company pursuant to the FSAH Escrow Agreement, the FSAH Escrow Agent will deliver to the Company the equivalent number of shares of FSAH Class B Stock tendered in connection therewith. Such shares of FSAH Class B Stock will then automatically convert into shares of FSAH Class A Stock and will be held by the Company together with the other shares of FSAH Class A Stock owned by the Company. The Company has granted certain piggyback registration rights to the FSAH Escrow Agent on behalf of the holders of the shares of FSAH Class B Stock held pursuant to the FSAH Escrow Agreement. Such shares of Class B Common Stock will be automatically converted to Common Stock of the Company upon the sale of such shares by the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. Such shares of Class B Common Stock will be controlled by the terms of the FSAH Escrow Agreement. Michael Levy has paid the purchase price of $.01 per share for each of the shares of Class B Common Stock held pursuant to the FSAH Escrow Agreement and the FSAH Escrow Agent has granted to Michael Levy an irrevocable proxy to vote each of such shares of Class B Common Stock prior to the sale or forfeiture of such shares, as the case may be. The Company owns 25,000,000 shares of FSAH Class A Stock, or approximately 97% of the total outstanding shares of FSAH, and the remaining shares are held by the following persons in the amounts set forth below:

                                                        FSAH CLASS B STOCK

FSA Stock Trust                                            383,523 shares
Global Capital                                              50,000 shares
Bruce Thomas                                                80,000 shares
Samuel Smith                                                58,766 shares
Raymond Shaftoe                                             58,766 shares
Rhona Kabatznik                                             62,472 shares
Michael Levy                                                36,452 SHARES
                                                          ---------------
                      Total:                              729,979 shares

FSAC ESCROW AGREEMENTS

           Since the consummation of the Company's IPO in January 1996, the Company has entered into a number of escrow agreements (the "FSAC Escrow
Agreements") which are comprised of a number of additional agreements with the FSAH Escrow Agent, FSAH and certain principal shareholders of the Company's subsidiaries which were acquired since January 1996. The terms of the FSAC Escrow Agreements are substantially similar to the terms of the FSAH Escrow Agreement, except that only the FSAH Escrow Agreement provided for the issuance of shares of Class B Common stock to the FSAH Escrow Agent while each of the FSAC Escrow Agreements provided for the issuance of shares of Common stock to the FSAH Escrow Agent which correspond to the following issuances of FSAH Class B Stock by FSAH:

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE PIEMANS PANTRY ACQUISITION(1)

Heinz Andreas                                             220,262 shares
John Welch                                                220,262 shares
Michael Morgan                                             48,950 shares
                                                         ---------------
                      Total:                              489,474 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE ASTORIA ACQUISITION(2)

Wolfgang Burre                                            186,407 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE SEEMANNS ACQUISITION(3)

Mark Jericevich                                           157,596 shares
Ivan Jericevich                                           157,597 shares
                                                         ---------------
                      Total:                              315,193 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH GULL FOODS ACQUISITION(4)

Trek Biltong                                              238,660 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE ACQUISITION OF FIRST STRUT (PTY) LTD.(5)

The Coch Family Trust                                      19,230 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE ACQUISITION OF FIFERS BAKERY (PROPRIETARY) LIMITED(6)

Eddie Hind                                                 27,624 shares

--------------------
(1) The Company has issued an additional 489,474 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent, and each of Mr. Andreas, Mr. Morgan and Mr. Welch respectively, in connection with the Piemans acquisition.

(2) The Company has issued an additional 186,407 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and Mr. Burre in connection with the Astoria acquisition.

(3) The Company has issued an additional 315,194 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent, and each of Mr. Mark Jericevich and Mr. Ivan Jericevich respectively, in connection with the Seemanns acquisition.

(4) The Company has issued an additional 238,660 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and Mr. Biltong in connection with the Gull acquisition.

(5) The Company has issued an additional 19,230 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and The Coch Family Trust in connection with the First Strut acquisition.

(6) The Company has issued an additional 27,624 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and Mr. Hind in connection with the Fifers acquisition.

           The rights and preferences accruing to holders of FSAH Class A Stock and holders of FSAH Class B Stock are substantially identical except that (i) FSAH is required to pay dividends to holders of FSAH Class B Stock equivalent, on a pro rata basis, to the dividends paid by the Company to holders of its Common Stock, (ii) payment of the above dividends on FSAH Class B Stock must be made no later than three business days subsequent to payment of dividends by the Company on its Common Stock, (iii) accrued dividends on FSAH Class B Stock must be paid prior to payment of any declared dividends on FSAH Class A Stock and
(iv) any
shares of FSAH Class B Stock acquired by the Company will automatically converted to shares of FSAH Class A Stock upon such acquisition.

J. LEVY LOAN

           In 1986, Mr. J. Levy, Michael Levy's father, extended to Starpak a loan in the principal amount of R600,000 (which equaled approximately $300,000 at the prevailing exchange rate at the time of the loan), which loan bears interest at 1% per annum below the prime bank overdraft rate and is secured by a second mortgage on certain property owned by Starpak having a book value of $767,180. The original loan contained no fixed terms of repayment. The terms of the loan were amended in January 1996 as follows: the loan will bear interest at 1% below the prime bank overdraft rate (currently 19.25% per annum) and will be repayable over a period of 30 months. The first twenty four monthly installments of $5,563 each, inclusive of principal and interest, were paid commencing October 30, 1995. The outstanding balance is expected to be repaid on or prior to April 30, 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date, or written representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ending June 30, 1997 were timely made, except for the Statement of Changes in Beneficial Ownership (Form 4) filed by Messrs. Levy, Kabatznik, Nestadt and Mackey.



    ------------------------------------------------------------------------
                                   PROPOSAL 2
               PROPOSAL TO ADOPT AMENDMENTS TO THE COMPANY'S 1995
                                STOCK OPTION PLAN
    ------------------------------------------------------------------------

           The 1995 Plan was adopted by the Board of Directors and was approved by the stockholders in 1995. As of the fiscal year ended June 30, 1997, options to purchase 10,000 shares were exercised while an additional 240,000 shares held by six optionees were outstanding at a weighted average per share exercise price of $4.79 under the 1995 Plan. While 100,000 shares are currently available, upon approval of this Proposal, 600,000 shares will be available for future grants under the 1995 Plan. For a description of grants under the 1995 Plan, see "Executive Compensation."

PROPOSED AMENDMENT

           In November 1997, the Board of Directors unanimously adopted and recommended for submission to stockholders for their approval, an amendment to the 1995 Plan to (i) increase the number of shares of Common Stock reserved for issuance under the 1995 Plan by an aggregate of 500,000 shares (ii) increase the number of shares of Common Stock issuable upon an automatic grant to each non-employee director under the 1995 Plan to 10,000 shares. The Board of Directors believes that, although the Company has not experienced difficulty in attracting and retaining personnel, the 1995 Plan has been instrumental in attracting and retaining employees and officers of outstanding ability and that this objective will be furthered by providing additional shares for future option grants.

           For a description of the 1995 Plan, see "Executive Compensation-Stock Option Plan."

           The Board of Directors recommends a vote FOR this proposal.



    ------------------------------------------------------------------------
                                   PROPOSAL 3
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
    ------------------------------------------------------------------------

           The firm of Price Waterhouse has audited the financial statements of the Company. The Board of Directors has, subject to ratification by stockholders, appointed that firm to act as its independent public accountants for the fiscal year ending June 30, 1998. Accordingly, management will present to the Meeting a resolution ratifying the appointment of Price Waterhouse as the Company's independent public accountants for the fiscal year ending June 30, 1998. A representative of Price Waterhouse is not expected to be present at the Meeting.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

           Any stockholder proposal intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than July 15, 1998 for inclusion in the Company's proxy statement and form of proxy for that meeting.

SOLICITATION OF PROXIES

           The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.

OTHER MATTERS

           Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

           The 1997 Annual Report of the Company, including financial statements and report thereon of Price Waterhouse, accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement.

PROXIES

           All stockholders are urged to fill in their choices with respect to the matters to be voted upon, sign and promptly return the enclosed form of Proxy.


                                            By Order of the Board of Directors,


                                            Tucker Hall,
                                            Secretary

November 21, 1997

PROXY                                                                      PROXY


                         FIRST SOUTH AFRICA CORP., LTD.

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


           The undersigned holder of Common Stock of FIRST SOUTH AFRICA CORP., LTD., revoking all proxies heretofore given, hereby constitutes and appoints Michael Levy and Clive Kabatznik and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of FIRST SOUTH AFRICA CORP., LTD., to be held at The University Club, 1 West 54th Street, New York, New York on Wednesday, December 17, 1997, at 3:00 p.m., Eastern Standard Time, and at any adjournments or postponements thereof.

           The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

           Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the Meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR Proposals 2 and 3.

            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

_______________        _______________         PLEASE MARK YOUR              |X|
ACCOUNT NUMBER             COMMON              CHOICE LIKE THIS IN
                                               BLUE OR BLACK INK:

                                                     Will attend the meeting |_|

             THEBOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED
                       NOMINEES AND FOR PROPOSALS 2 AND 3.

(1)   Election of Five Directors

            FOR all nominees listed                WITHHOLD AUTHORITY to vote
       (except as marked to the contrary)         for all listed nominees below
                       |_|                                     |_|

Nominees: Michael Levy        Clive Kabatznik         Charles S. Goodwin
          Cornelius J. Roodt  Mfundiso J. Njeke

(Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)



(2)   Approval of the  amendments to the     FOR          AGAINST        ABSTAIN
      Company's  1995 Stock Option Plan      |_|            |_|            |_|




(3)   Ratify the appointment of Price        FOR          AGAINST        ABSTAIN
      Waterhouse as the Company's            |_|            |_|            |_|
      independent public accountants



(4)   In their discretion, the Proxies       FOR          AGAINST        ABSTAIN
      are authorized to vote upon such       |_|            |_|            |_|
      other business as may properly come
      before the Annual Meeting.



                                            Dated _____________________, 1997

                                            ____________________________________

                                            ____________________________________
                                                        Signature(s)

                                            (Signatures  should conform to names
                                            as  registered.  For  jointly  owned
                                            shares, each owner should sign. When
                                            signing   as   attorney,   executor,
                                            administrator,  trustee, guardian or
                                            officer  of  a  corporation,  please
                                            give full title.)

                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY